UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2013

Document Security Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-32146	16-1229730
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

First Federal Plaza, Suite 1525
28 E. Main Street	14614
Rochester, NY
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01 OTHER EVENTS

On July 19, 2013, Premier Packaging Corporation (“Premier Packaging”), a wholly-owned subsidiary of Document Security Systems, Inc. (the “Company”) entered into a Master Loan and Security Agreement (the “Master Agreement”) with People’s Capital and Leasing Corp. (the “Lender”) pursuant to which Premier Packaging purchased a 2006 Heidelberg Model XL105-6LX CP2000 press (the “Equipment”) for use in its Victor, New York facility.

Pursuant to the Master Agreement, the Lender provided Premier Packaging with a loan in the principal amount of $1,303,900, repayable over a 60-month period in monthly payments of $24,356.09, subject to certain adjustments. The repayment of the loan is secured by a security interest in (i) the Equipment; (ii) all proceeds obtained from the Equipment.

Pursuant to the Master Agreement, Premier Packaging is required to maintain certain insurance policies including property coverage and liability coverage, and to maintain certain debt service coverage ratios.

On July 19, 2013, Premier Packaging issued a Demand Promissory Note (the “Note”) to the Lender in the principal amount of $1,350,000, which amount is subject to certain adjustments that may be made upon receipt of the Equipment.

The Note bears a fluctuating interest at the rate of 3% above the Libor Rate (as defined in the Note), and shall become due and payable on a date to be determined by the Lender. The Note contains customary default provisions.

The Note is secured by the Security Agreement entered into by and among Premier Packaging and the Lender on July 19, 2013, pursuant to which the Lender was granted a security interest in (i) the Equipment, (ii) all proceeds obtained from the Equipment, and (iii) all inventory and any other goods, merchandise or other personal property held by debtor for sale or lease and all raw materials, work or goods in process or materials or supplies of every nature used, consumed or to be consumed in debtor’s business, now owned or hereafter acquired and all proceeds, including insurance proceeds and products of any of the foregoing.

The foregoing is a summary of the material terms of the Master Agreement, the Note and the Security Agreement and does not purport to be complete. You should read each of the Master Agreement, the Note and the Security Agreement; a form of each is attached hereto as exhibit 99.1, 99.2 and 99.3, respectively, which are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Master Loan and Security Agreement

99.2	Demand Promissory Note

99.3	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2013

DOCUMENT SECURITY SYSTEMS, INC.
/s/ Jeffrey Ronaldi
By: Jeffrey Ronaldi Title: Chief Executive Officer